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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF VIASYSTEMS, INC.

Viasystems International, Inc.
Viasystems FSC, Incorporated
Viasystems Technologies Corp. LLC
PAGG Corporation
Viasystems Technologies Corp.
Viasystems International (Cayman Islands) Ltd.
Viasystems ULC
Viasystems Partners Ltd.
Espana Viasystems Technologies, S.A.
Viasysterns Asia Pacific Company Limited
Viasystems Luxembourg S.a.r.l.
Viasystems Canada Partnership
Viasystems NRO Ltd.
Viasystems Canada, Inc.
Viasystems Group Limited
Viasystems Puerto Rico, Inc.
Chips Acquisition Limited
PCB Investments Plc
Viasystems Solutions, Inc.
Viasystems II Limited
Viasystems Holdings Limited
Interconnection Systems Limited
Viasystems BVI Ltd.
Viasystems Tyneside Limited
Viasystems Tamworth Ltd.
Forward Circuits (Advanced Products) Ltd.
Kalex Printed Circuit Board Limited
Lee Lap & Sons Limited
Interconnection Systems Sales Ltd.
Viasystems Blackburn Ltd.
Forward Circuits II Limited
Termbray Property (B.V.I.) Limited
Kalex Circuit Board (Hong Kong) Limited
Viasystems Trading Limited
Termbray Laminate Company Limited
Kalex Printed Circuit Board (S) PTE Ltd.


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Viasystems Technograph Ltd.
Forward Microcircuits Ltd.
Guangzhou Kalex Laminate Company Ltd.
Kalex Circuit Board (China) Limited
Exacta Circuits Limited
Circuit Bureau Limited
Guangzhou Termbray Electronics Technology Co. Ltd.
Kalex Multilayer Printed Circuit Board Co. Ltd.
Covecourt Ltd.
Forward Circuits Limited
Termbray Circuit Board Company Ltd.
Kalex Multilayer Printed Circuit Board Co. Ltd.
Powertracks Designs Limited
TI Technologies (PTY) Ltd.
Kalex Circuit Board (Guangzhou) Limited
Viasystems Manchester Limited
Swift International (PTY) Ltd.
Guangzhou Termbray Circuit Board Co. Ltd.
TDS Circuits Ltd.
Interconnection Systems (Holdings) Limited
Viasystems Selkirk Limited
Flexible Circuits Limited
Fourlayer Limited
Viasystems France (S.A.R.L.)
Viasystems International Ltd.
Forward Lamination Ltd.
Viasystems BV
Viasystems (Nantong) Electronic Technologies Company Ltd.
Print Service Holding NV
Viasystems Sweden AB
Viasystems Srl
Mommers Print Service BV
Alex Cars BY
Viasystems Blackburn, Ltd.
Mommers Vastgoed BV
Momm BV
Lamberto BV
Print Belgie Beheer BV
Masthoff BV
European Semiconductors Assembly BV
Print Belgie Holding BV
Mommers Print Service France SARL
Torag Trading A.G.


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